UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006

MAF BANCORP, INC.

(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	0-18121 (Commission File Number)	36-3664868 (I.R.S. Employer Identification No.)
55th Street & Holmes Avenue Clarendon Hills, Illinois (Address of principal executive offices)		60514 (Zip Code)

Registrant’s telephone number, including area code (630) 325-7300

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below regarding entry into a new credit agreement is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 2.03 below regarding the cancellation of an existing credit agreement in connection with refinancing of an existing credit facility is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of the press release issued by MAF Bancorp, Inc. on July 21, 2006, announcing the corporation’s financial results for the second quarter of 2006, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

MAF Bancorp, Inc. entered into a new credit agreement with the lenders from time to time a party thereto and Harris N.A., as administrative agent, effective July 17, 2006, to refinance and increase by $40 million the amount of borrowings under its term loan. At the time of the refinancing, the outstanding principal balance of the term loan was $115 million. The new credit agreement also provides for a revolving line of credit for borrowings up to $60 million, the same amount as included in the prior credit facility. The prior credit agreement with Harris, N.A. was cancelled without penalty in the refinancing transaction.

The $155 million term loan is unsecured and bears interest, at the borrower’s option, at the lender’s prime rate less 50 basis points or at one, two, three, six or twelve-month LIBOR plus 95 basis points and matures in 2015. The revolving loan, also unsecured, matures in June 2007 and allows the borrower to draw down and repay amounts from time to time at the discretion of the borrower, and bears interest, at the borrower’s option, at the lender’s prime rate less 50 basis points or at one, two, three, six or twelve-month LIBOR plus 80 basis points. At June 30, 2006, there was approximately $50 million outstanding under the revolving line. The additional borrowings under the term loan were used primarily to reduce the line of credit borrowings incurred to fund stock repurchases, additional investment in real estate and a portion of the cash consideration for the EFC acquisition. Under the terms of the credit facility, MAF Bancorp has agreed not to pledge the stock of its subsidiaries to secure other indebtedness.

Item 9.01	Financial Statements and Exhibits.
Exhibit 99.1	Press Release dated July 21, 2006.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAF BANCORP, INC. By: /s/ Jerry A. Weberling Jerry A. Weberling Executive Vice President and Chief Financial Officer

Date: July 21, 2006

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INDEX TO EXHIBITS

Exhibit

Exhibit 99.1	Press Release dated July 21, 2006.

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